EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement No. 333-163280 on Form F-1 of Exceed Company Ltd. of our report dated May 14, 2009 on the consolidated financial statements of Windrace International Company Limited and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California
December 18 , 2009